U. S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 09, 2008

LAKESIDE MORTGAGE FUND, LLC
(Exact name of registrant as specified in its charter)

Commission file number 000-50893

California	52-2387294
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

1738 Yuba Street, Redding, CA	96001
(Address of Principal Executive Office)	(Zip Code)

(530) 226-5850
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Public Accountant

At a meeting of the Board of Directors of Lakeside Financial Group, Inc. the Manager of the Registrant, held on May 09, 2008, the accounting firm of Armanino McKenna LLP was dismissed as the Registrant’s independent registered public accounting firm and principal certifying accountant.

The Former Accountant’s reports on the financial statements of the Registrant for fiscal years ended December 31, 2006 and 2007 did not contain any adverse opinion or disclaimer of opinion, and were not modified as to uncertainty, audit scope, or accounting principles. There were no disagreements with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

The Registrant provided the Former Accountant with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of the Former Accountant’s letter to the SEC, dated May 12, 2008, stating that it agrees with the statements concerning their firm contained herein.

(b) Engagement of New Independent Registered Public Accounting Firm.

On May 09, 2008, the Board of Directors of Lakeside Financial Group, Inc., Manager of the Registrant, approved the engagement of Burr, Pilger & Mayer LLP (“BPM”) as the Company’s independent registered public accounting firm effective immediately.

During the Company’s two most recent fiscal years ended December 31, 2006 and December 31, 2007 and through May 9, 2008, neither the Company nor anyone acting on behalf of the Company consulted with BPM regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that BPM concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue. The Company did not consult with BPM regarding any of the matters or events set forth in Item 304(a)(1)(iv) of Regulation S-B.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

16.1	Letter from Armanino McKenna LLP to the SEC dated May 12, 2008

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKESIDE MORTGAGE FUND, LLC,
A California Limited Liability Company

	By:	Lakeside Financial Group, Inc.,
Manager

Date: May 09, 2008	By:	/S/ Paula M. Lewis
Paula M. Lewis, President & CEO